AGREEMENT FOR SALE OF
                            BUSINESS AS GOING CONCERN


                            (1) Timtec International

                           Limited (in administration)

                              (2) Leadsmart Limited

                                (3) C M Iacovides





                            SPRECHER GRIER HALBERSTAM
                                  Lincoln House
                                300 High Holborn
                                 London WOW 7JH

                              (Tel: 0171 544 5555)
                              (Fax: 0171 544 5565)
                                 (OX: tOE 0041)

                 AGREEMENT FOR SALE OF BUSINESS AS GOING CONCERN



THIS AGREEMENT is made on the date specified in the First Schedule and between the parties specified and identified in the First Schedule

WHEREAS

A.       The Vendor carries on or has carried on the Business at the Premises.

B. The Vendor and the Purchaser have therefore agreed to transfer the Assets to the Purchaser with effect from the Transfer Date on the terms and conditions of this Agreement.

C. The Purchaser enters into this Agreement having made such inspection of the Assets as the Purchaser thinks fit on the basis of a purchase by it of the Assets in their present state and condition and in full knowledge and acceptance of the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.       INTERPRETATION

1.1 In this Agreement the following expressions shall unless the context otherwise requires have the following meanings:

1.1.1 "the Assets" means all the Vendor's right title and interest in all and any of:

1.1.1.1  the Business Contracts

1.1.1.2  the Equipment

1.1.1.3  the Goodwill

1.1.1.4  the Intellectual Property

1.1.2 "Book Debts" means the book debts as at the Transfer Date accrued due to the Vendor from Customers or others and whether or not the same shall have fallen due for payment as at the Transfer Date

1.1.3 "the Business" means the trade or business of the Vendor described in the First Schedule

1.1.4 "the Business Contracts" means (subject to the terms of this Agreement) the benefit and burden of:

1.1.4.1 those agreements short particulars of which are set out in the Third Schedule; and

1.1.4.2 all agreements (written or oral) remaining to be fulfilled (in whole or in part) as at the Transfer Date and which agreements were made between the Vendor (or another on behalf of the Vendor) and a third party related to the Business and being:

1.1.4.2.1 agreements with Customers for the supply of goods and/or services, and

1.1.4.2.2 agreements with Suppliers for the supply of goods and/or services to the Business.


1.1.5 "Completion" means the actual completion of the sale and purchase hereby agreed

1.1.6 "Completion Date" means the date fixed for Completion which date is so specified in the First Schedule

1.1.7    "Customers" means customers of the Business.


1.1.9    "the Employees" means the employees of the Vendor as act the Transfer
         Date.

1.1.10 "the Equipment" means all the Vendor's right title and interest in the equipment, plant and machinery in or about the Premises on the Transfer Date and which are as at the Transfer Date in the ownership of the Vendor or subject to any of the Finance Agreements or Third Party Claims and which Equipment is specified in Part I of the Second Schedule

1.1.11 "Finance Agreements" means the hire purchase, conditional sale, leasing, lease purchase, hire or rental agreements affecting any of the Assets

1.1.12 "the Goodwill" means the following rights which shall be exclusive to the Purchaser insofar as the Vendor can grant such exclusivity:

1.1.12.1 the goodwill and connection of the Business; and

1.1.12.2 the right to represent the Purchaser as carrying on the Business in succession to the Vendor; and

1.1.12.3 the right to use the Trade Name; and

1.1.12.4 the right to use the Information for the purposes of the Business

1.1.13 "the Information" means all records of the Business relating to Customers and Suppliers and all sales literature and literature of a technical nature (but excluding such records as the Vendor shall require to retain in connection with the Book Debts)

1.1.14 "the Intellectual Property" means all the Vendor's right title and interest in any inventions, patents, registered designs, trade and any of the foregoing together with any licences, copyrights (or equivalent or similar rights or protections), know-how, trade secrets, research and development IN FORMATION1 design STANDARDS, specifications, computer software, calculations, formulae, confidential data, designations and rights UNDER ARTY INTERNATIONAL convention for protection of any of the FOREGOING and any licences or consents granted to the Vendor in respect of any of the foregoing (save to the extent that any such are included within the Business Contracts assigned to the Purchaser hereunder) PROVIDED THAT in respect of any of the foregoing the same is held and used by the Vendor in connection with the Business as at the Transfer Date

1.1.15 "the Premises" means all those premises described or identified in the First Schedule

1.1.16 "the Purchase Price" means the consideration calculated in accordance with clause 4

1.1.17   "the Purchaser' means the Purchaser identified in the First Schedule

1.1.18 "Suppliers" means suppliers or contractors who supply goods and/or provide services to the Business

1.1.19 "Third Party Claims" means all or any existing or future claims by or on behalf of any third party to any items which at the Transfer Date are in the possession or control of the Vendor and including claims by Suppliers to retention of title and third party liens

1.1.20   "Trade Name" means the name so specified in the First Schedule

1.1.21 "the transfer Date" means opening of business on the date identified as the Transfer Date in the First Schedule

1.1.22   "the VAT Act" means the Value Added Tax Act 1994

1.1.23   "the VENDER SOLICITORS" MEANS THE VENDOR IDENTIFIED IN THE FIRST
         SCHEDULE

1.1.24 "the Vendor's Solicitors" means Sprecher Grier Halberstam of Lincoln House, 300 High Hoiborn, London WC1V 7JH

1.1.25 "the 1981 regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981

1.2 The headings are inserted for convenience only and shall not affect the construction of this document.

1.3 Where any party hereto consists of two or more persons or entities then any agreement or covenants on their part shall be deemed to be joint and several.

1.4 References in this Agreement to any party shall include their respective heirs successors in title permitted assigns arid personal REPRESENTATIVES AND THIS AGREEMENT shall be binding UPON AND INURE to the benefit of the parties and their respective successors.

1.5 In this Agreement the singular includes the plural and vice versa and any gender includes any other gender and the neuter.

1.6 Reference to any statute or statutory provision includes a reference to the statute or statutory provision as from time to time amended extended or re-enacted.

1.7 References to clauses, paragraphs or schedules are references to those clauses, paragraphs or schedules in this Agreement. This Agreement shall be read with the Schedules to it which shall be deemed incorporated.

2.       SALE OF ASSETS

2.1 The Vendor shall sell and the Purchaser shall purchase the Assets with effect of the Transfer Date.

2.2 For the avoidance of doubt it is hereby declared that the sale and purchase of each of the Assets are inter-dependent and shall be completed simultaneously.

2.3 No title to any of the Assests shall pass to the purchaser until Completion.


3.       EXCLUDED ASSETS

3.1 For the avoidance of doubt it is hereby agreed and declared that the following assets of the Vendor are excluded from the sale:

3.1.1 all cash in hand and at the bank (including uncleared effects) on the Transfer Date;

3.1.2 all Book Debts and other debts due to the Vendor at close of business on the Transfer Date;

3.1.3 all monies and deposits (if any) and rights to the same which may have been received by or accrued to the Vendor prior to the Transfer Date on account of the performance of its contractual obligations;

3.1.4 any claims of whatsoever nature made by the Vendor and arising prior to the Transfer Date including for the avoidance of doubt:

3.1.4.1 any claim arising out of or in respect of work undertaken for Canary Riverside Development PTE Limited; and

3.1.4.2 any claim arising out of or in respect of work undertaken on Claridges Hotel, London;

3.1.5 any claims made or to be made by the Vendor for repayment of any tax whatsoever or for any tax allowance whatsoever;

3.1.6 any goods and materials which are not in the ownership of the Vendor and which are not otherwise included within the definition of the Assets;

3.1.7 any other assets of the Vendor which are not included in the sale by any other provision of this Agreement.

4.       CONSIDERATION

4.1 The Purchase Price (exclusive of Value Added Tax) to be paid by the Purchaser for the Assets shall be the sum identified in the First Schedule.

4.2 The Purchase Price shall be apportioned between the various Assets in the amounts specified in the First Schedule.

4.3 The Purchaser shall on Completion pay the Vendors Solicitor's proper costs and disbursements in connection with this transaction.

5.       COMPLETION

5.1 Completion of the sale and purchase hereby agreed shall take place at the offices of the Vendors Solicitors on the Completion Date. On
         Completion:

5.1.1 the Purchaser shall pay to the Vendors Solicitors the Purchase Price and any sums due on the Purchase Price in respect of Value Added Tax and any sums payable pursuant to clause 4.3 and such sums as aforesaid shall be paid by banker's draft issued by a London clearing bank or telegraphic or other direct transfer to such account as the Vendors Solicitors shall designate; and

5.1.2    the Vendor shall deliver to the Purchaser:

5.1.2.1 such of the Assets as are capable of delivery and are in its possession together with the documents of title (if any) relating thereto;

5.1.2.2 all such documents of title (if any) or instruments of transfer as the Purchaser may reasonably require in respect of such of the Assets as are not capable of delivery or are not in the possession of the Vendor such documents of title and instruments of transfer shall be delivered to the Purchaser's solicitors by first class post such delivery to be made at the Purchaser's risk;

5.1.2.3 an invoice for those Assets in respect of which Value Added Tax is payable.

6.       THIRD PARTY ASSETS

6.1 The Purchaser acknowledges that the Assets or some of them may be subject to Third Party Claims and in respect of such assets the Purchaser warrants that:

6.1.1 it will hold such Assets separate from any assets in its ownership and shall not sell, lease, charge, encumber or otherwise dispose of the same nor any interest therein and shall keep the same in the same repair and condition as at the date hereof; and

6.1.2 upon written request of the Insolvency Practitioner the Purchaser shall either return the Assets listed or refered to in such request to the Insolvency Practitioner or, at the option of the Insolvency Practitioner, deal with the Supplier or other third party in respect of any Third Party Claim affecting the Assets; and

6.1.3 the Purchaser will not be entitled to rescind this Agreement or claim any repayment of the Purchase Price or any compensation in respect of any Third Party Claim.

6.2 The Purchaser will keep the Vendor and the Insolvency Practitioner indemnified against all costs claims demands and expenses arising out of or in connection with any Third Party Claim and/or any failure by the Purchaser to honour its obligations contained in this clause

7.       CONDITION OF ASSETS

7.1 All representations warranties and conditions express or implied (save warranties as to title and written representations being the Vendors Solicitors' replies to preliminary enquiries) in respect of the Business or any of the Assets or any of the right title and interest sold hereunder or agreed to be sold hereunder including without limitation warranties and conditions as to merchantable quality fitness for purpose and description are expressly excluded.

7.2 The Vendor shall not be liable for any loss damage expense or injury of any kind whatsoever consequential or otherwise arising out of or due to or caused by any defect or deficiencies of any sort in any way of the Assets or any of them.

7.3 It is hereby agreed and declared that the terms and conditions of this Agreement and the exclusions and limitations contained herein are fair and reasonable having regard to the fact that:

7.3.1 the Vendor has specifically informed the Purchaser that the Purchaser must rely absolutely on the Purchasers own opinions and/or professional advice concerning the Assets the quality state and condition of the same their fitness and/or suitability for any purpose and the possibility that some or all of them may have defects not apparent on inspection and examination (which could even render it inappropriate that they should be described as they are in fact described in this Agreement or in any list referred to herein) and the Purchaser has determined for itself that the Assets are suitable in all respects having regard to the reasons the Purchaser has or should have for purchasing the same and the intended use of the same; and

7.3.2 it is on the basis of the present state and condition of the Assets that the Vendor has agreed to sell the same for a consideration calculated to take into account (inter alia) the risk to the Purchaser represented by the fact that all the parties believe that the said exclusions and limitations would be recognised by the Courts the Vendor making it clear that on any other basis they would not have agreed to sell the same except for a much higher consideration; and

7.3.3 that the Purchaser its servants employees agents representatives and advisers have been given every opportunity they may wish to examine and inspect all or any of the Assets.

7.4 The insurance risk in all of the Assets sold hereunder shall pass to the Purchaser on the Transfer Date.

8        ACCOUNTING BOOKS AND RECORDS

8.1 Title to the accounting books documents files and records of Vendor relating to the Business is not the subject of sale to Purchaser hereunder EXCEPT for any records required to transferred to the Purchaser pursuant to Section 49 of the VAT Act.

8.2 If possession of such records shall be given to the Purchaser then reasonable access shall be given to the Vendor its servants agents or professional advisers by the Purchaser to inspect and take copies of the same upon request at any time within 6 years of the Transfer Date.

9.       OBLIGATIONS

9.1 The Purchaser shall from the Transfer Date honour the liabilities and obligations of the Business and pay all proper monies, taxes, expenses, employee remuneration of any kind and other outgoings to the extent that such liabilities or obligations accrue, arise or are incurred after the Transfer Date or are in respect of services or goods to be supplied to the Business after the Transfer Date.

9.2 The Purchaser shall adopt perform and fulfil aD the obligations and liabilities of the Vendor under and in respect of the Business Contracts and the Finance Agreements as from the Transfer Date to the extent that such liabilities or obligations accrue, arise or are incurred after the Transfer Date or are in respect of services or goods to be supplied to the Business after the Transfer Date.

9.3 In respect of any of the obligations or liabilities referred to in this clause which are incurred or charged on a time basis the parties shall apportion the amounts due from the Purchaser under this clause on a time apportioned basis.

9.4 The Purchaser shall raise no objection or requisition with regard to the Business Contracts and the Finance Agreements whether or not the same have been inspected by the Purchaser.

9.5 The Vendor gives no warranty that there has been full compliance with the terms of the Business Contracts and the Finance Agreements by the parties thereto.

9.6 If the assignment of any of the Business Contracts or the Finance Agreements shall require the consent of any third party then the parties hereto shall use their reasonable endeavours to obtain the same (but such endeavours shall not, for the avoidance of doubt, include the payment of any sum to such third party by the Vendor) or the Purchaser shall seek to enter into a new agreement with such third party in substitution for such original agreement. Failure of the parties to be able to assign any of the Business Contracts or the Finance Agreements shall not give rise to the right of either party to rescind this Agreement.

9.7 The Purchaser shall at all times keep the Vendor indemnified against all those liabilities and obligations described in this clause and against all costs claims expenses demands and actions in respect thereof.


10.      INDEMNITY FOR INSOLVENCY PRACTITIONER

10.1 The Purchaser shall at all times keep the Insolvency Practitioner indemnified against all costs claims expenses actions and demands in respect of the liabilities and obligations of the Business including liabilities and obligations under the Business Contracts and the Finance Agreements and the liability to pay all proper monies, taxes, expenses, employee remuneration of any kind and other outgoings of the Business and any liability to the employees of the Business (if any) or any of them to the extent that such obligations or liabilities accrue arise or are incurred after the Transfer Date or are in respect of services or goods to be supplied to the Business after the Transfer Date.

11.      EMPLOYEES

11.1 The Purchaser shall indemnify the Vendor against all liabilities costs claims and demands arising from:

11.1.1 any substantial change in the remuneration benefits or work conditions of the Employees or any of them occurring on or after the Transfer Date; and

11.1.2 the change of employer occurring by virtue of the 1981 Regulations and this Agreement being significant and detrimental to any of the Employees; and

11.1.3 the employment by the Purchaser after the Transfer Date of any of the Employees other than on terms at least as beneficial to such employees as those which are in force with regard to each of them immediately prior to the Transfer Date; and

11.1.4 the termination of the employment of any of the Employees after the Transfer Date.

11.2 The parties hereby declare that it is their intention that the contracts of employment of the Employees shall be transferred to the Purchaser pursuant to the 1981 Regulations on the Transfer Date.

12.      VALUE ADDED TAX

12.1 All amounts expressed in this Agreement as payable by the Purchaser are expressed exclusive of any Value Added Tax which may be chargeable thereon subject as hereinafter provided.

12.2 The parties hereto intend that Section 49 of the VAT Act and Article 5 of the Value Added Tax (Special Provisions) Order 1995 shall apply to the transfer of the Business hereunder and accordingly:

1.2.1 the Purchaser warrants that it is or will, as a result of the transaction hereby agreed, become a taxable person within the meaning of the VAT Act;

12.2.2 the Vendor and Purchaser shall give notice of such transfer to HM Customs & Excise if required by the VAT Act and/or otherwise if required by law and shall use all reasonable endeavours to secure that the sale hereby agreed is neither treated as a supply of goods nor a supply of services for the purposes of the VAT Act;

12.2.3 the Vendor shall on the Transfer Date deliver to the Purchaser all records referred to in the said Section 49 and shall not thereafter make any request to HM Customs & Excise for such records to be taken out of the custody of the Purchaser and the Purchaser hereby undertakes to preserve such records for such periods as may be required by law.

12.3 In the event that Value Added Tax should be chargeable on any sum payable hereunder then the Purchaser agrees that such Value Added Tax shall be paid to the Vendor in addition to the Purchase Price forthwith upon delivery of a tax invoice in respect thereof.

13.      INTEREST

13.1 If any amount is due and owing to the Vendor hereunder the Purchaser shall pay interest at the rate of 8% per annum above the base rate of Barclays Bank PLC from time to time (`the Prescribed Rate') on such outstanding amount from the due date for payment until the date of actual payment in cleared funds.

13.2 If Completion shall not have taken place by the Completion Date then the Purchaser shall pay interest on the Purchase Price less the Deposit at the Prescribed Rate from the Completion Date until Completion.

14.      GENERAL

14.1 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject mailer of this Agreement and supersedes and invalidates all other commitments representations and warranties relating to the subject mailer hereof which may have been made by the parties hereto either orally or in writing prior to the date hereof and which shall become null and void from the date this Agreement is signed.

14.2 This Agreement may not be released discharged supplemented interpreted amended varied or modified in any manner except by an instrument in writing signed by a duly authorised officer or representative of each of the parties hereto.

14.3 All obligations imposed hereunder which remain to be fulfilled in whole or part after Completion shall remain in full force and effect notwithstanding Completion.

14.4 The Vendor will do such acts and things and execute such deeds and documents as may be necessary fully and effectively to vest in the Purchaser the Assets and to assure the Purchaser the rights hereby agreed to be granted.

14.5 In no event shall any delay failure or omission on the part of any of the parties hereto in enforcing exercising or pursuing any right power privilege claim or remedy arising hereunder be deemed to be or be construed as a waiver thereof or of any other such right power privilege claim or remedy or operate so as to bar the enforcement or exercise thereof in any other instance at any time or times thereafter.

14.6 None of the parties hereto shall disclose any information regarding the existence or contents of this Agreement to any third party prior to Completion except as may be required by the Rules of the Stock Exchange or by law.

14.7 All notices given by any party under this Agreement or pursuant to it shall be in writing and given to the party to be served at its address shown in this Agreement or at such other address as that party may have nominated in writing for that purpose. All notices may be served by personal delivery, first class registered or recorded delivery post, telex or by facsimile transmission. Any notice given by post shall be deemed to be received by the party to whom it was given 48 hours after posting (excluding Saturday, Sundays and U.K. bank and public holidays). Notices given by telex or facsimile shall be deemed to have been given 1 hour after successful transmission thereof.

14.8 This Agreement shall be governed by and construed in accordance with English law and each party agrees to submit to the exclusive jurisdiction of the English courts as regards any claim or matter arising under this Agreement.

15.      VENDOR

15.1 The Vendor is a company under administration. This Agreement is signed by the Insolvency Practitioner as administrator acting as agent for the Vendor.

15.2 The Insolvency Practitioner shall not incur any personal liability under the provisions of Section 19 of the Insolvency Act 1986 and the Purchasers hereby release the Insolvency Practitioner from any liability under such provision and release any charge over property created by such provisions.

15.3 The Insolvency Practitioner gives no warranty undertaking covenant for title or otherwise in relation to the Assets or any of them and shall be under no personal liability whatsoever with regard to any of the obligations contained on the part of the Vendor in this Agreement. The Insolvency Practitioner will not give any such warranty, undertaking or covenant in the assignment or any other transfer document to be provided by the Vendor on Completion. Any such assignment or transfer document shall contain a declaration to that effect.

15.4 These exclusions of liability shall be in addition and not in substitution for any right of indemnity or relief or remedy otherwise available to the Insolvency Practitioner and shall continue notwithstanding completion of this Agreement in whole or in part and shall arise and continue notwithstanding the termination of any agency and shall operate as a waiver of any claims against the Insolvency Practitioner in tort under or in relation to this Agreement




Signed by:

Signed by the Insolvency practitioner without personal liability for and on behalf of the Vendor:

Signed by

For and on behalf of the Purchaser:

Signed by the Insolvency Practitioner
Without personal liability:

                                 FIRST SCHEDULE
DATE of this Agreement:                                 2000

PARTIES:
       Party                   Name                 ADDRESS OR REGSITED  TRADING
                                                    OFFICE/TRADING ADDRESS

VENDOR                   TIMTEC INTERNATIONAL       C/O JEFFREYS Henry
                         LIMITED (IN                JACOBS FERGUSSON
                         ADMINISTRATION)            HOUSE, 124/128 CITY
                                                    ROAD, LONDON ECIV
                                                    2NJ

PURCHASER                Leadsmart Limited          NEWHAVEN BUSINESS
                                                    PARK, LOWERGATE,
                                                    MILNSBRIDGE,
                                                    Huddersfield
                                                    HD3 4HS

INSOLVENCY               C M IACOVIDES              JEFFREYS Henry
Practioner                                          Jacobs Fergusson
                                                    124/128 City Road,
                                                    LONDON ECIV 2ND

THE PREMISES
THE BUSINESS             THE BUSINESS OR TRADE OF: INTERIOR CONTRACTING AND
architectural joinery
THE TRADE NAME           "TIMTEC"
THE TRANSFER DATE        : 10th April 2000.
COMPLETION DATE:         : 18TH APRIL 2000.



THE PURCHASE PRICE       SIX HUNDRED THOUSAND POUNDS ((POUND)600,000)



apportioned as to
-----------------
the Business Contracts   (pound)50,000 (FIFTY THOUSAND POUNDS)

The equipment            (pound)450,000 (four hundred and fifty thousand pounds)

The Goodwill             (pound)100,000 (one hundred thousand pounds)

             ADMINISTRATION:

            Date of Appointment: 14 January 2000

            Under Court Order of High Court of Justice, Chancery Division, Companies Court in a matter having the number:

                                 SECOND SCHEDULE

                                    EQUIPMENT

As per attached inventory (2 pages)

TIMTEC INTERNATIONAL LIMITED
LIST OF PLANT & MACHINERY                                     25th February 2000
-------------------------                                     ------------------


A Samco "Unilev 15" horizontal continuous belt finisher A Wadkin double ended pedestal grinder

Two UPC "Pulsair AS 25" rotary screw compressors A 11(0 plastic sheet cutting machine

An Ajax "B-16L" bench drilling machine

An Ajax "AJBM 16" bench drilling machine

A Nev-Dex "MFA" dust extraction twit

A Wadkin single ended tenoner

A Wadkin thicknessing machine

A Wadkin "1300" wide belt sander *

Au Interwood "HEP" six daylight press

A Schelling "PS" beam saw

An Ital glue spreader

A Nay edging press

A Wadkin "EPA-692" spindle moulder with power feed

A Wadkin BET" overhand planer

A Kuper veneer stitching machine

A Savi "Viggoharson" guuillotine

A SCM "Si-JO" dimension saw

A Sedgewick overhand planer/thicknessor

A Wadkin "EPA-692" spindle moulder with power feed

A Cooksley rip saw bench

A Wadkin "BRA" radial cross-out saw

An Air Pollution Equipment dust extraction system ~

A Mitchell Air Power "Devil Bliss" spray booth

Au MBK spray booth

A Startrite verticle bandsaw with tilting table

An Omega mitre saw with chill attachment

A Wadkin pedestal type chisel morticer

A JKO "LT75O" twin head trimming machine

An MEP circular cut-off saw

An Air Plants Ltd dust extraction unit

A Stanner rip bandsaw

A Wadkin overhand surface planer/thicknessor

A Weinig "Rondanmt 929" profile grinder

A Wadkin rip saw

Two Wadkin cross-cut saws Two Wadkin spindle moulders with power feeds A Muti "Ombi ES2B" morticer with digital readout A Wadkin "LM" drill

A Wadkin nanow band saw

A lohannson overhand continuous belt sander

A Dragon "CE9S" wood shredder

A Caterpillar 4000kg capacity diesel forklift truck

A Wadkin "UX: CNC router with Bosch controls

A Giben "20003P" beam saw with MCX micro-controller

An IMA "Compact 820" edgebander

An Ital "Italpresse SCPI1O-S" press

A Bonding Systems spray booth

A Bonding Systems roller press

A Bonding Systems static postformer

A Gabbiani "Ml-1622" double ended tenoner

A Stiebig "Standard 6620A" auto verticle panel saw with digital readout and dust collection bag

An SCM "M2" multi rap saw

A Weinig "U22B" multi-spindle moulder

A Vertongen "P04" tenoner

A Boere "TICS 1100" twin belt dmm sander

A Stiebig "5220 AV/XYLG" automatic venic!e panel saw with digital readout

A Rye "M62400" CNC cutter/router and drilling machine with vacuum work bed

An lnterwood "FHIJ" 9' x 4 hydraulic veneer press

An Interwood "FHU" 8 x 4' hydraulic veneer press

A Komatsu "1B30-3" 54491bs capacity electric fork lift truck with charger

                                 THIRD SCHEDULE

                               BUSINESS CONTRACTS


CONTRACT WITH LANG MANAGEMENT LIMITED AT PORTCULLIS HOUSE, PACKAGE NO.

9506-- office shelving and worktops

                                 THIRD SCHEDULE

                               BUSINESS CONTRACTS


Contract with Lang Management Limited at Portcullis House, package no.

9506-- office shelving and worktops